Exhibit 4.7
SUBSCRIPTION AGREEMENT
OF
DOLPHIN DIGITAL MEDIA, INC.
(DPDM.OB)

Name of Investor: T Squared Investments LLC
SUBSCRIPTION AGREEMENT
July 29, 2009
Dolphin Digital Media, Inc.
804 Douglas Road
Executive Tower Building, Suite 365
Coral Gables, Florida 33134
1. Investment. Subject to and in reliance upon the representations, warranties, terms and conditions of this Subscription Agreement (the “Agreement”), Dolphin Digital Media, Inc., a Nevada corporation (the “Company”) hereby agrees, on the Purchase Date (as defined below), to sell, assign, transfer and deliver to Investor (as defined below), and the undersigned (sometimes referred to herein as “I” or the “Investor”) hereby agrees, on the Purchase Date (as defined below), to purchase and accept from the Company convertible debt of the Company in the total amount of Three Hundred Thousand Dollars ($300,000.00) (the “Convertible Debt”), with such Convertible Debt converted into shares of Company stock at a conversion price of $0.39 per share. Such Convertible Debt is due on July 29, 2015, holds a Zero Percent (0.0%) annual interest rate, and cannot be pre-paid to the Investor without the consent of the Investor. The Company also agrees to issue to the Investor a warrant in the amount of 384,615 shares, exercisable at $0.80 per share and having a term of Three Years from the date set forth above, as set forth on Schedule I attached hereto at the Purchase Price (as set forth below) and on the terms and conditions described herein. The Convertible Debt and Warrants purchased by the Investor shall be herein defined as the “Purchased Securities”.
For purposes of this Agreement, (i) “Purchase Date” shall be such date as determined by the Company and Investor as the date upon which to consummate the purchase of the Purchased Securities as evidenced by the execution of this Agreement; and (ii) “Purchase Price” shall be the $300,000.00 in Convertible Debt. The minimum investment is fifty thousand dollars ($50,000). The maximum is three million two hundred thousand dollars ($3,200,000), subject to waiver by the Company.
2. Payment. I hereby tender to the Company on the Purchase Date (i) the Purchase Price in full by wire transfer of immediately available funds to the account designated to me by the Company on Annex A hereto, (ii) one manually executed copy of this Subscription Agreement and (iii) an executed copy of my Accredited Investor Questionnaire which is attached hereto as Annex B.

I fully understand that the Company has a limited operating history and that the Purchased Securities are a speculative investment which involve a high degree of risk of loss of my entire investment. I fully understand the nature of the risks involved in purchasing the Purchased Securities from the Company and I am qualified by my knowledge and experience to evaluate investments of this type. I have carefully considered the potential risks relating to the Company and purchasing the Purchased Securities from the Company and have, in particular, reviewed each of the risks set forth in Annex C attached hereto and the SEC filings described in Annex C attached hereto which may be obtained at www.sec.gov. Both my advisors and I have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its behalf concerning the Company and the terms and conditions of a proposed investment in the Company and my advisors and I have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, I have independently evaluated the risks of purchasing the Purchased Securities from the Company.
3. Investor Representations and Warranties. I acknowledge, represent and warrant to, and agree with, the Company as follows:
(a) I am aware that my investment involves a high degree of risk, certain of which risks are disclosed in the Risk Factors attached hereto as Annex C. I am aware that the Company has incurred significant losses during each fiscal year since its inception and will likely require additional financing.
(b) I acknowledge and am aware that there is no assurance as to the future performance of the Company.
(c) I acknowledge that there may be certain adverse tax consequences to me in connection with my purchasing the Purchased Securities from the Company, and the Company has advised me to seek the advice of experts in such areas prior to making this investment.
(d) I am purchasing the Purchased Securities from the Company for my own account for investment and not with a view to or for sale in connection with the receipt of the Purchased Securities, nor with any present intention of selling or otherwise disposing of all or any part of the Purchased Securities. I agree that I must bear the economic risk of my investment for an indefinite period of time because, among other reasons, none of the Purchased Securities have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I understand that the Company is under no obligation to register any of the Purchased Securities on my behalf or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws. I hereby authorize the Company to place a legend denoting the foregoing restrictions on any of the Purchased Securities.

(e) I am not a member of the National Association of Securities Dealers, Inc. (“NASD”); I am not and have not, for a period of 12 months prior to the date of this Subscription Agreement, been affiliated or associated with any company, firm, or other entity which is a member of the NASD; and I do not own any stock or other interest in any member of the NASD (other than interests acquired in open market purchases).
(f) I recognize that the Purchased Securities, as an investment, involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of my investment. I believe that an investment in the Purchased Securities is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Purchased Securities.
(g) I have been given access to full and complete information regarding the Company and the Purchased Securities and have utilized such access to my satisfaction for the purpose of obtaining information, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions and receiving answers from, such officers concerning the terms and conditions of the issuance of the Purchased Securities and the business and operations of the Company and to obtain any additional information, to the extent reasonably available.
(h) I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Purchased Securities, and thereby investing in the Purchased Securities and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Purchased Securities. I have not utilized any person as my purchaser representative as defined in Regulation D promulgated by the Securities Exchange Commission pursuant to the Securities Act in connection with evaluating such merits and risks.
(i) I have relied solely upon my own investigation in making a decision to invest in the Purchased Securities.
(j) I have received no representation or warranty from the Company or any of its respective officers, directors, employees, consultants or agents in respect of my investment in the Purchased Securities and I have received no information (written or otherwise) from them relating to the Company or its business other than the information contained in the SEC filings described on Annex D attached hereto. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
(k) I have had full opportunity to ask questions and to receive satisfactory answers concerning the offering and other matters pertaining to my investment and all such questions have been answered to my full satisfaction.

(l) I have been provided an opportunity to obtain any additional information concerning the Purchased Securities and the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.
(m) I am an “accredited investor” as defined in Section 2(15) of the Securities Act and in Rule 501 promulgated thereunder.
(n) I understand that (i) the Purchased Securities have not been registered under the Securities Act, or the securities laws of any state in reliance on specific exemptions from registration, (ii) no securities administrator of any state or the federal government has recommended or endorsed the offering of the Purchased Securities or made any finding or determination relating to the fairness of an investment in the Company and (iii) the Company is relying on my representations, warranties and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.
(o) I understand that since neither the offer nor sale of the Purchased Securities has been registered under the Securities Act or the securities laws of any state, the Purchased Securities may not be sold, assigned, pledged or otherwise disposed of unless they are so registered or an exemption from such registration is available.
(p) I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment.
(q) If the undersigned is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.
(r) The information contained in my Accredited Investor Questionnaire, as well as any information which I have furnished to the Company with respect to my financial position and business experience, is correct and complete as of the date of this Subscription Agreement and, if there should be any material change in such information prior to the consummation of the transactions contemplated hereby, I will furnish such revised or corrected information to the Company.
I hereby acknowledge and am aware that except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability.

5. Indemnification. I hereby agree to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses, including reasonable attorneys’ fees) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Subscription Agreement or my Accredited Investor Questionnaire, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein.
6. Severability. In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.
7. Choice of Law and Jurisdiction; Arbitration. This Subscription Agreement will be deemed to have been made and delivered in the state of the Investor’s residence as set forth on the signature page hereto and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Nevada.
8. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.
9. Benefit. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto.
10. Notices and Addresses. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar courier delivery, or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

Investor:	At the address designated on the signature page of this Subscription Agreement.

the Company:	Dolphin Digital Media, Inc.
804 Douglas Road
Executive Tower Building, Suite 365
Coral Gables, Florida 33134
Tel: (305) 774-0407
or to such other address as any of them, by notice to the others may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be conclusive evidence of successful facsimile delivery.

11. Oral Evidence. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the party or parties against whom enforcement or the change, waiver, discharge or termination is sought.
12. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.
13. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of, and the payment for, the Purchased Securities.
14. Acceptance of Purchase. The Company may accept this Subscription Agreement by executing a copy hereof as provided and notifying the Investor within a reasonable time thereafter.
RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE RETURN THIS SIGNATURE PAGE VIA FAX TO:
DOLPHIN ENTERTAINMENT CAPITAL, INC.
FAX NUMBER (305) 774-0405
Dated: July 29, 2009
Manner in Which Title to the Securities is to be Held. (check one)
☐ Individual Ownership
☐ Community Property
☐ Joint Tenant with Right of Survivorship (both parties must sign)
☑ Partnership
☐ Tenants in common
☐ Corporation
☐ Trust
☐ Other (Please indicate)

INDIVIDUAL INVESTORS:	ENTITY INVESTORS:

	By:	/s/ Thomas Sauve

Signature (Individual)		Name:	Thomas Sauve
		Title:	Managing Member,
T Squared Investments LLC
Signature (Joint)
(all record holders must sign)

Name(s) Typed or Printed

Address to Which Correspondence	Address to Which Correspondence
Should be Directed	Should be Directed
T Squared Investments LLC
1325 Sixth Ave., Fl. 27
New York, NY 10019
26-0147159
Tax Identification or	Tax Identification or
Social Security Number	Social Security Number
The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

DOLPHIN DIGITAL MEDIA, INC.
Dated: July 29, 2009	By:	/s/ Bill O’Dowd
Name:
Title:

ANNEX A
DESIGNATED ACCOUNT WIRE INSTRUCTIONS

Name of Bank:	Wachovia

Address of Bank:	2555 Ponce De Leon Blvd.
Coral Gables, FL 33134

Name of Account:	Logica Holdings, Inc.

Address of Company:	804 Douglas Road
Suite 365
Coral Gables, FL 33134

ABA Number:	063-000-021

Account Number:	200-004-428-2332

ANNEX B
ACCREDITED INVESTOR QUESTIONNAIRE

ACCREDITED INVESTOR QUESTIONNAIRE
Purpose of this Questionnaire
Certain securities (the “Purchased Securities”) of Dolphin Digital Media, Inc., a Nevada corporation (the “Company”), are being offered without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, in reliance on the exemptions contained in Sections 4(2) and 4(6) of the Securities Act and on similar exemptions under applicable state laws. Under Sections 4(2) and 4(6) and/or certain state laws, the Company may be required to determine that an individual or an individual together with a “purchaser representative” or each individual equity owner of an investing entity meets certain suitability requirements before selling the Purchased Securities to such individual or entity. THE COMPANY MAY, AT ITS ELECTION, NOT SELL THE PURCHASED SECURITIES TO A SUBSCRIBER WHO HAS NOT THOROUGHLY FILLED OUT A QUESTIONNAIRE. IN THE CASE OF AN INVESTOR THAT IS A PARTNERSHIP, TRUST, OR CORPORATION, EACH EQUITY OWNER MUST COMPLETE A QUESTIONNAIRE. This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy the Purchased Securities or any other security.
Instructions
One (1) copy of this Questionnaire should be completed, signed, dated, and delivered to:
Joshua M. Gold, Esq.
Dolphin Digital Media, Inc.
804 Douglas Road, Suite 365
Coral Gables, FL 33134
Fax: (305) 774-0405
Please feel free to contact Mr. Gold directly at (862) 216-6343 if you have any questions with respect to the Questionnaire.
Please Answer All Questions
If the appropriate answer is “None” or “Not Applicable,” so state. Please print or type your answers to all questions. Attach additional sheets if necessary to complete your answers to any item.
Your answers will be kept strictly confidential at all times; however, the Company may present this Questionnaire to such parties as it deems appropriate, including its counsel, in order to assure itself that the offer and sale of the Purchased Securities will not result in a violation of the registration provisions of the Securities Act or a violation of the securities laws of any state.

1. Please provide the following personal information:

Name: T Squared Investments LLC	Age: n/a
Residence Address
(including zip code): 1325 Sixth Ave., Fl. 27, NY, NY 10019
Telephone Numbers:
Residence: n/a
Business: 212-763-8616
2. I am an accredited investor (as defined in Rule 501(a) of Reg. D) because (check each appropriate description):
☐	I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000.
☐
I am a natural person who had individual income exceeding $200,000 in each of the two most recent years or joint income with my spouse exceeding $300,000 in each of those years and I have a reasonable expectation of reaching the same income level in the current year.

☐	I am a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
☐	I am an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Securities, with total assets exceeding $5,000,000.
☐	I am a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets exceeding $5,000,000.
☐
I am a trust, not formed for the specific purpose of acquiring the Securities, with total assets exceeding $5,000,000 and whose purchase is directed by a “sophisticated person,” as defined in Rule 506(b)(2)(ii) of Reg. D. (For the purposes of this questionnaire, a “sophisticated person” means any person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.)

☐
I am an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 and (i) investment decisions for such plan are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is a bank, savings and loan association, insurance company or registered investment advisor or (ii) such plan has total assets exceeding $5,000,000 or (iii) if a self directed plan, investment decisions are made solely by accredited investors.

☑	I am an entity in which all of the equity owners are accredited investors.
☐	I am an accredited investor for the following reasons:
3. Check, if appropriate:
☑
I hereby represent and warrant that I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of any prospective investment in the Company.

4 If you did not check the box to Question 3, please answer the following additional questions:
4.1 Please describe any pre-existing personal or business relationship that you have with the Company or any of its officers and directors.

Entity is prior investors in the Company
4.2 Please describe any business or financial experience that you have had that would allow the Company to reasonably conclude that you are capable of protecting your interests in connection with your prospective investment in the Company. If none, so state.
Entity is an investment advisor
4.3 If your answer to Question 4.2 above was “None,” in order to evaluate the merits and risks of the investment, will you be relying upon the advice of any other person(s) who will be acting as your purchaser representative(s)?
Yes ☐
No ☐
If “yes,” please identify each such person and indicate his or her business address and telephone number in the space below (each such person must complete, and you must review and acknowledge, a separate purchaser representative questionnaire which will be supplied at your request and which must be returned to the Company prior to the sale of any Purchased Securities to you).
5. By signing this Questionnaire, I hereby confirm the following statements:
I am aware that the offering of the Purchased Securities pursuant to the accompanying Subscription Agreement which I hereby acknowledge as received and reviewed, will involve an investment in securities for which no market currently exists, thereby requiring any investment to be maintained for an indefinite period of time, and I have no need to liquidate the investment.
I acknowledge that any delivery to me of any documentation relating to the Purchased Securities prior to the determination by the Company of my suitability as an investor shall not constitute an offer of the Purchased Securities until such determination of suitability shall be made, and I agree that I shall promptly return all such documentation to the Company upon request.

Neither I nor any of my associates or affiliates: (i) are a member or a person associated with a member firm of the NASD, (ii) own any stock or other securities of any NASD member, or (iii) made subordinated loans to any NASD member.
My answers to the foregoing questions are true and complete to the best of my information and belief, and I will promptly notify the Company of any changes in the information I have provided.
I also understand and agree that, although the Company will use its best efforts to keep the information provided in answers to this Questionnaire strictly confidential, the Company may present this Questionnaire and the information provided in answers to it to such parties as it may deem advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration of the private placement or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Company is a party or by which it or they are or may be bound.
I realize that this Questionnaire does not constitute an offer by the Company to sell the Purchased Securities but is merely a request for information.

Thomas Sauve
Printed Name

Signature

26-0147159
Social Security Number or
Employee Identification Number:
Date and Place Executed:
Date:
Place: Corporate offices of T Squared Investments LLC

ANNEX C
RISK FACTORS
The Securities to be issued by the Company are speculative and involve a high degree of risk. Each investor is urged to carefully read the “Risk Factors” set forth below. As used herein, the terms “we”, “the Company” and “our” refer to Dolphin Digital Media, Inc.
There Are Risks Associated With Our Stock Trading On The NASD OTC Bulletin Board Rather Than A National Exchange.
There are significant consequences associated with our stock trading on the NASD OTC Bulletin Board rather than a national exchange. The effects of not being able to list our securities on a national exchange include:
•	Limited release of the market prices of our securities;

•	Limited news coverage of us;

•	Limited interest by investors in our securities;

•	Volatility of our stock price due to low trading volume;

•	Increased difficulty in selling our securities in certain states due to “blue sky” restrictions; and

•	Limited ability to issue additional securities or to secure additional financing.
“Penny Stock” Regulations May Impose Certain Restrictions On The Marketability of Our Securities.
The Securities and Exchange Commission (the “Commission”) has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share, subject to certain exceptions. The Company’s Common Stock is presently subject to these regulations which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell the Company’s securities and may negatively affect the ability of purchasers of the Company’s shares of Common Stock to sell such securities.

Limited Trading Market; Restrictions on Transferability. The Company’s shares of Common Stock trade on the OTC Bulletin Board with limited daily trading volume. However, the Purchased Securities have not been registered under the Securities Act, and accordingly, are subject to restrictions on transferability and resale and may not be transferred or sold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they will be required to bear the financial risk of this investment for an indefinite period of time.
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE PLEDGED, TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
IT IS INTENDED THAT THE PURCHASED SECURITIES OFFERED HEREBY WILL BE MADE AVAILABLE ONLY TO ACCREDITED INVESTORS, AS DEFINED IN SECTION 2(15) OF THE SECURITIES ACT AND RULE 501 THEREUNDER. THE SECURITIES OFFERED HEREBY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS FOR NON-PUBLIC OFFERINGS. SUCH EXEMPTIONS LIMIT THE NUMBER AND TYPES OF INVESTORS TO WHICH THE OFFERING WILL BE MADE AND RESTRICT SUBSEQUENT TRANSFER OF THE SECURITIES.
INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS OF THIS OFFERING, AND THAT THEY HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT THEY ARE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THIS INVESTMENT.

NO SECURITIES MAY BE RESOLD OR OTHERWISE DISPOSED OF BY AN INVESTOR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH SUCH REGISTRATION REQUIREMENTS. THE OFFEREE, BY ACCEPTING DELIVERY OF THESE MATERIALS, AGREES TO RETURN THE OFFERING MATERIALS AND ALL ACCOMPANYING OR RELATED DOCUMENTS TO THE COMPANY UPON REQUEST IF THE OFFEREE DOES NOT AGREE TO PURCHASE ANY OF THE SHARES OFFERED HEREBY.
THESE MATERIALS ARE SUBMITTED IN CONNECTION WITH THE PRIVATE OFFERING OF THE SECURITIES AND DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. ANY REPRODUCTION OR DISTRIBUTION OF THE SUBSCRIPTION AGREEMENT IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, IS PROHIBITED. ANY PERSON ACTING CONTRARY TO THE FOREGOING RESTRICTIONS MAY PLACE HIMSELF AND THE COMPANY IN VIOLATION OF FEDERAL OR STATE SECURITIES LAWS.
EACH OFFEREE MAY, IF HE OR SHE SO DESIRES, MAKE INQUIRIES OF MANAGEMENT OF THE COMPANY WITH RESPECT TO THE COMPANY’S BUSINESS OR ANY OTHER MATTERS SET FORTH HEREIN, AND MAY OBTAIN ANY ADDITIONAL INFORMATION WHICH SUCH PERSON DEEMS TO BE NECESSARY IN ORDER TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED HEREIN AND TO MAKE AN INVESTMENT DECISION (TO THE EXTENT THAT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE). IN CONNECTION WITH SUCH INQUIRY, ANY DOCUMENTS WHICH ANY OFFEREE WISHES TO REVIEW WILL BE MADE AVAILABLE FOR INSPECTION AND COPYING OR PROVIDED, UPON REQUEST, SUBJECT TO THE OFFEREES AGREEMENT TO MAINTAIN SUCH INFORMATION IN CONFIDENCE AND TO RETURN THE SAME TO THE COMPANY IF THE RECIPIENT DOES NOT PURCHASE THE SECURITIES OFFERED HEREUNDER. ANY SUCH INQUIRIES OR REQUESTS FOR ADDITIONAL INFORMATION OR DOCUMENTS SHOULD BE MADE IN WRITING TO THE COMPANY AT THE COMPANY’S ADDRESS.

ANNEX D
SEC FILINGS
Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on April 14, 2009 with the Securities and Exchange Commission.

SCHEDULE I
PURCHASED SECURITIES